UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
|Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

Striker Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

405 Trimmer Road, Suite 200, Califon, New Jersey	07830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

901 – 360 Bay Street, Toronto, Ontario, M5H 2V6, Canada
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 17, 2010, Joseph Carusone resigned as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of our company, and we appointed Dr. Cameron Durrant as President and Chief Executive Officer of our company, David Tousley as Treasurer, Secretary and Chief Financial Officer of our company, Mr. Carusone as Vice President, Investor Relations of our company, and Jorge Rodriguez as Vice President and Chief Commercial Officer of our company. Our executive officers now consist of the following officers:

Cameron Durrant	President and Chief Executive Officer
David Tousley	Treasurer, Secretary and Chief Financial Officer
Joseph Carusone	Vice President, Investor Relations
Jorge Rodriguez	Vice President and Chief Commercial Officer

Effective on the same day we appointed Dr. Durrant and Mr. Tousley to our board of directors. Our board of directors now consists of Dr. Durrant, Mr. Tousley and Mr. Carusone.

Business Experience

Cameron Durrant

Dr. Durrant, age 49, was appointed as president of our wholly owned subsidiary, PediatRx Inc. (“PediatRx”), on June 19, 2010. Dr. Durrant became the executive chairman of Anavex Life Sciences Corp. in January 2010 and has served as one of its directors since December 17, 2007. Before accepting his post with Anavex, Dr. Durrant served as Worldwide Vice President, Global Strategic Marketing, Infectious Diseases for Johnson + Johnson between March 2007 and December 2009. Dr. Durrant was a management consultant between January 2006 and February 2007 and President and CEO of PediaMed Pharmaceuticals, Inc. between May 2003 and December 2005. Dr. Durrant’s background includes executive positions with Merck & Co, Glaxo Smith Kline PLC and Pharmacia Corporation (now part of Pfizer Inc.). Dr. Durrant is a founding board member of Bexion Pharmaceuticals, a private oncology research and development company and a board member of Pressure-Point, Inc, a private medical device company. Dr. Durrant was a regional winner and national finalist for Ernst & Young’s Entrepreneur of the Year award in 2005. Dr. Durrant holds an MBA from Henley Management College at Oxford and an MB and BCh (equivalent to American MD degree) from the Welsh National School of Medicine in Cardiff, U.K. as well as several post-graduate medical qualifications, including DRCOG, DipCH and MRCGP.

There are no family relationships between Dr. Durrant and any of our directors or executive officers.

David Tousley

Mr. Tousley, age 55, was appointed as secretary and treasurer of PediatRx on June 19, 2010. Mr. Tousley has over 25 years of senior-level experience in biotech, specialty pharmaceuticals and full-phase pharmaceutical companies. Since 2007, he has served as principal of Stratium Consulting Services, specializing in strategic and financial planning and management, corporate governance and business development. From 2006 to 2007, he held the position of executive vice president and Chief Financial Officer of airPharma, LLC, and served in the same capacity for PediaMed Pharmaceuticals., Inc. between 2004 and 2006. In 1996, Mr. Tousley joined AVAX Technologies, Inc. as executive vice president, Chief Financial Officer and served in that position until 2001 when he became president and Chief Operating Officer, and acting Chief Executive Officer until his departure in 2003. Mr. Tousley is a Certified Public Accountant in the state of New Jersey and holds an MBA in accounting from Rutgers Graduate School of Business and a B.A. in English from Rutgers College, both in New Jersey. Mr. Tousley is a director of Anavex Life Sciences Corp. (since June 3, 2008) and Immunogenetix, Inc.

There are no family relationships between Mr. Tousley and any of our directors or executive officers.

Joseph Carusone

Mr. Carusone, age 45, has been a director of our company since August 18, 2008 and was our president, secretary and treasurer from August 18, 2008 to November 17, 2010. For more than 10 years, Mr. Carusone has been involved in the founding of and management of private companies and partnerships. His experience as a liaison between management and shareholders is extensive. He has been the president of Opex Energy Corp. since its inception on August 22, 2007. Since 2001, Mr. Carusone has been founder and president of the investor relations firm Primoris Group Inc. Between 1999 and 2001, Mr. Carusone was vice-president of operations of StockHouse Media Corporation. For eight years following his graduation from the University of Toronto with a degree in Engineering and Applied Science (1987), Mr. Carusone managed research activities in University of Toronto’s Institute for Aerospace Studies’ Space Robotics Group.

There are no family relationships between Mr. Carusone and any of our directors or executive officers.

Jorge Rodriguez

Mr. Rodriguez, age 46, was appointed as vice president of PediatRx on September 14, 2010 and is the Chief Commercial Officer of PediatRx. Mr. Rodriguez brings a wealth of pharmaceutical experience in domestic and global marketing, sales and trade distribution, and market research to our company. He has been president of J&R PharmaResources, Inc., a pharmaceutical consulting firm that specializes in sales, marketing, commercial development, managed care access programs, and acquisitions, since 2006, and served as director of Client Services between 2008 and 2009 for G&S Market Research, Inc. From 2005 to 2006, Mr. Rodriguez was director of Business Development for Oncology Therapeutics Network, and between 2003 and 2005 he was senior director of Marketing – Cardiovascular Business Unit for First Horizon Pharmaceutical Corporation, now Sciele Pharmaceuticals. Mr. Rodriguez was a market research manager and product manager at Pharmacia Corporation, now Pfizer, between 2000 and 2003. He began his career in sales at Pfizer Pharmaceuticals from 1995 thru 1999. Mr. Rodriguez graduated with a baccalaureate degree in Economics from Florida International University in 1989, and is bilingual in English and Spanish.

There are no family relationships between Mr. Rodriguez and any of our director or executive officers.

Transactions with Related Persons

Cameron Durrant

Effective May 28, 2010, we entered into a consulting agreement with Dr. Durrant to assist management in the identification of opportunities available to us in the healthcare industry and to recommend terms of potential acquisitions. Under the agreement, we agreed to compensate Dr. Durrant on a time-spent basis at the rate of $1,000 per day, plus reimbursement of reasonable associated expenses.

On September 24, 2010, our consulting agreement with Dr. Durrant of May 28, 2010 was terminated by the termination agreement effective July 1, 2010.

On September 24, 2010, with retroactive effect to July 1, 2010, PediatRx entered into a consulting agreement with Dr. Durrant. Pursuant to the consulting agreement, Dr. Durrant has agreed to provide consulting services such as overseeing the corporate affairs of PediatRx, providing executive management and strategic advice to the board of directors and assisting in the hiring of professional staff, qualified contractors and employees. In consideration for his services, PediatRx agreed to pay him $250,000 per annum plus certain expenses.

On October 29, 2010, with retroactive effect to July 1, 2010, we entered into a management stock agreement with Dr. Durrant whereby the parties agreed that Dr. Durrant would place 4,250,000 shares of our common stock that he owns into a designated account over which we have sole authority to effect transfers and cancellation pursuant to the agreement. These shares are considered issued and outstanding shares of our company and enjoy all voting rights accorded to all other issued and outstanding shares of the same class. These shares are subject to transfer out of the designated account according to certain performance milestones such as certain gross sales per share milestones, EBITDA milestones, net income per share milestones and a milestone involving the entry into a binding agreement for the sale of our company as particularly described in the agreement. In addition, upon entering into the agreement, we acknowledged that the first performance milestone regarding the acquisition of the rights to market and distribute Granisol™ (“Granisol”) was achieved and we consented to the transfer of 1,416,667 shares out of the designated account. Effective November 9, 2010, these 1,416,667 shares were transferred out of the designated account to Dr. Durrant.

The management stock agreement will expire on December 31, 2016 and if by such expiration date the conditions for transferring these shares have not been met, then the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled. In addition, in the event Dr. Durrant resigns from his position, or is terminated for cause as the term is defined in Dr. Durrant’s consulting or employment agreement with our company or our wholly owned subsidiary PediatRx, during the term of the management stock agreement, the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled.

David Tousley

On September 14, 2010, with retroactive effect to July 1, 2010, PediatRx entered into an employment agreement with Mr. Tousley. Pursuant to the employment agreement, Mr. Tousley agreed to perform such duties as are regularly and customarily performed by the Chief Financial Officer of a corporation in consideration for, among other things, $200,000 per annum. Mr. Tousley is also eligible to receive an annual bonus and an annual stock option award at the end of each year at the discretion of the board of directors of PediatRx. The term of the employment agreement is two years from July 1, 2010, unless both parties agree to extend.

On October 29, 2010, with retroactive effect to July 1, 2010, we entered into a management stock agreement with Mr. Tousley whereby the parties agreed that Mr. Tousley would place 400,000 shares of our common stock that he owns into a designated account over which we have sole authority to effect transfers and cancellation pursuant to the agreement. These shares are considered issued and outstanding shares of our company and enjoy all voting rights accorded to all other issued and outstanding shares of the same class. These shares are subject to transfer out of the designated account according to certain performance milestones such as certain gross sales per share milestones, EBITDA milestones, net income per share milestones and a milestone involving the entry into a binding agreement for the sale of our company as particularly described in the agreement. In addition, upon entering into the agreement, we acknowledged that the first performance milestone regarding the acquisition of the rights to market and distribute Granisol was achieved and we consented to the transfer of 133,334 shares out of the designated account. Effective November 9, 2010, these 133,334 shares were transferred out of the designated account to Mr. Tousley.

The management stock agreement will expire on December 31, 2016 and if by such expiration date the conditions for transferring these shares have not been met, then the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled. In addition, in the event Mr. Tousley resigns from his position, or is terminated for cause as the term is defined in Mr. Tousley’s consulting or employment agreement with our company or our wholly owned subsidiary PediatRx, during the term of the management stock agreement, the parties agreed that our board of directors will direct that all shares remaining in the designated account be cancelled.

Joseph Carusone

Effective November 3, 2010, 3,700,000 shares of our common stock previously held by Opex Energy Corp., a private company controlled by Mr. Carusone, were cancelled and returned to treasury of our company. Opex returned these shares to our company for cancellation for no consideration. Opex now holds 600,000 shares of our common stock.

Jorge Rodriguez

On September 14, 2010, with retroactive effect to July 1, 2010, PediatRx entered into an employment agreement with Mr. Rodriguez. Pursuant to the employment agreement, Mr. Rodriguez agreed to perform such duties as are regularly and customarily performed by the Chief Commercial Officer of a corporation in consideration for, among other things, $150,000 per annum. Mr. Rodriguez is also eligible to receive an annual bonus and an annual stock option award at the end of each year at the discretion of the board of directors of PediatRx. The term of the employment agreement is two years from July 1, 2010, unless both parties agree to extend.

Item 8.01      Other Events.

Effective November 17, 2010, our corporate address was changed to 405 Trimmer Road, Suite 200, Califon, New Jersey. Our phone number was also changed to (908) 975-0753.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone
Joseph Carusone
Vice President, Investor Relations and Director

Date  November 18, 2010